Exhibit 107

Calculation of Filing Fee Tables

           F-1

(Form Type)

YUKAI Health Group Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security	Security	Fee	Amount	Proposed	Proposed	Fee Rate	Amount of
	Type	Class	Calculation	Registered	Maximum	Maximum		Registration
		Title	or Carry		Offering	Aggregate		Fee
			Forward		Price Per	Offering
			Rule		Unit	Price(1)
Fees to Be Paid	Equity	Ordinary shares, par value $0.0005 per share (2)	Rule 457(a)	4,600,000	$6.00	$27,600,000	0.0000927	$2,558.52
	Equity	Representative’s warrants(3)	Rule 457(g)	–	–	–	–	–
	Equity	Ordinary shares underlying the representative warrants	Rule 457(a)	200,000	$6.60	$1,320,000	0.0000927	$122.364
	Total Offering Amounts					$28,920,000		$2,680.884
	Total Fees Previously Paid							$0
	Total Fee Offset							$0
	Net Fee Due							$2,680.884

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Includes ordinary shares that may be purchased by the underwriters pursuant to their option to purchase additional ordinary shares to cover over-allotment, if any.

(2)	In accordance with Rule 416 (a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

(3)

The Registrant will issue to the representative of the underwriters warrants to purchase a number of ordinary shares equal to an aggregate of 5% of the total number of shares sold in the offering, excluding any ordinary shares issued upon exercise of the underwriters’ over-allotment option. The exercise price of the representative’s warrants is equal to 110% of the offering price of the ordinary shares offered hereby. The representative’s warrants are exercisable at any time, and from time to time, in whole or in part, beginning from six months after the date of issuance and expiring on the fifth-year anniversary of the commencement of sales of ordinary shares in the offering.

In accordance with Rule 457(g) under the Securities Act, because the Registrant’s ordinary shares underlying the representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.